STRUCTURAL AND COLLATERAL TERM SHEET

INDYMAC INDB MORTGAGE LOAN TRUST 2006-1 TERM SHEET

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

$388,706,000

(Approximate)

IndyMac INDB Mortgage Loan Trust 2006-1

IndyMac MBS Inc., Depositor

Asset-Backed Certificates

Overview of the Offered Certificates

Certificates	Approximate Principal Balance(1)	Certificate Type	Initial Pass-Through Rate(2)	S&P/Moody’s Expected Ratings
A-1	$222,879,000	Sr	LIBOR + [__]%	AAA / Aaa
A-2	$57,064,000	Sr	LIBOR + [__]%	AAA / Aaa
A-3A	$45,439,000	Sr	LIBOR + [__]%	AAA / Aaa
A-3B	$5,049,000	Sr	LIBOR + [__]%	AAA / Aaa
M-1	$12,343,000	Sub	LIBOR + [__]%	AA+ / Aa1
M-2	$10,724,000	Sub	LIBOR + [__]%	AA / Aa2
M-3	$6,677,000	Sub	LIBOR + [__]%	AA- / Aa3
M-4	$5,869,000	Sub	LIBOR + [__]%	A+ / A1
M-5	$5,463,000	Sub	LIBOR + [__]%	A / A2
M-6	$5,261,000	Sub	LIBOR + [__]%	A- / A3
B-1	$4,856,000	Sub	LIBOR + [__]%	BBB+ / Baa1
B-2	$4,047,000	Sub	LIBOR + [__]%	BBB / Baa2
B-3	$3,035,000	Sub	LIBOR + [__]%	BBB- / Baa3
TOTAL	$388,706,000
Overview of the Non-offered Certificates
B-4	$5,464,000	Sub	LIBOR + [__]%	N/A

(1)

The initial aggregate principal balance of the Principal Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Principal Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 6% CPR.

(2)	See the “Structure of the Certificates” section of this Term Sheet for more information on the Pass-Through-Rates of the Principal Certificates.

Selected Mortgage Pool Data (3)

Aggregate
Scheduled Principal Balance:	$406,839,028
Number of Mortgage Loans:	1,659
Average Scheduled Principal Balance:	$245,231
Interest Only Loans:	78.59%
Weighted Average Gross Coupon:	7.26%
Weighted Average Net Coupon(4):	6.88%
Non-Zero Weighted Average FICO Score:	658
Weighted Average Original LTV Ratio:	79.84%
Weighted Average Combined Original LTV Ratio:	97.99%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	53
Weighted Average Gross Margin:	4.23%
Weighted Average Initial Rate Cap:	4.62%
Weighted Average Periodic Rate Cap:	1.77%
Weighted Average Gross Maximum Lifetime Rate:	12.58%
Percentage of Silent Seconds:	92.32%
Non-Zero Weighted Average DTI Percentage:	41.99%
Percentage of Loans with MI:	0.68%

(3)	All percentages calculated herein are percentages of scheduled principal balance, unless otherwise noted, as of the Statistical Calculation Date.
(4)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Features of the Transaction

•	The mortgage loans in the transaction consist of Alt-B type, adjustable-rate, first lien residential mortgage loans (the “Mortgage Loans”) originated or acquired by IndyMac Bank, F.S.B. (“IndyMac”)
•	The Mortgage Loans will be serviced by IndyMac.
•	Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 2.60% and excess spread.
•

None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost” loans under any other applicable state, federal or local law.

•	None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.
•	The transaction will be modeled on INTEX as INDB200601 and on Bloomberg as INDB2006-01.
•

This transaction will contain a swap agreement with an initial swap notional amount of approximately $384,170,476. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 5.4200% (on an actual/360 basis) on the swap notional amount to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider.

•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:	June 29, 2006
Cut-off Date:	June 1, 2006
Statistical Calculation Date:	May 1, 2006
Expected Pricing Date:	On or before June 9, 2006
First Distribution Date:	July 25, 2006

Key Terms

Offered Certificates:	Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates
Non-Offered Certificates:	Class B-4, Class C, Class P and the Residual Certificates
LIBOR Certificates:	Class A, Class M and Class B Certificates
Principal Certificates:	Class A, Class M and Class B Certificates
Class A Certificates:	Class A-1, Class A-2, Class A-3A and Class A-3B Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Class B Certificates:	Class B-1, Class B-2, Class B-3 and Class B-4 Certificates
Residual Certificates:	Class R and Class R-X Certificates. The Residual Certificates are not being offered hereby.
Depositor:	IndyMac MBS Inc.
Subordinate Certificates:	Class M and Class B Certificates
Underwriter:	Goldman, Sachs & Co.
Servicer:	IndyMac
Trustee:	Deutsche Bank National Trust Company
Custodian:	Deutsche Bank National Trust Company
Swap Provider:	TBD
Servicing Fee Rate:	37.5 bps
Expense Fee Rate:	The Servicing Fee Rate and any lender-paid mortgage insurance
Distribution Date:	25th day of the month or the next Business Day
Record Date:	For any Distribution Date, the last Business Day of the Interest Accrual Period.
Delay Days:	0 day delay on all certificates
Day Count:	Actual/360 basis for all certificates
Prepayment Period:	The 16th day of the calendar month prior to the Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) to the 15th day of the month in which the Distribution Date occurs
Due Period:

The period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Interest Accrual Period:	For all certificates, from the prior Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

4

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Excess Spread:

The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Principal Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR:

	Initial Gross WAC(1):	7.25860%
	Less Fees & Expenses(2):	0.37500%
	Net WAC(1):	6.88360%
	Less Initial Principal Certificate Coupon (Approx.)(1)(3):	5.29493%
	Less Initial Swap Outflow(3):	0.15959%
	Initial Excess Spread(1):	1.42908%
	(1)	This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.
	(2)	Includes the Expense Fee Rate.
	(3)

Assumes one-month LIBOR equal to 5.25189% and initial marketing spreads. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Principal Certificates as well as any changes in day count.

Servicer Advancing:	Yes, as to principal and interest, subject to recoverability.
Compensating Interest:

IndyMac will provide Compensating Interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage Loans during the related Prepayment Period and (B) the product of (x) 0.125 (y) one-twelfth and (z) the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Optional Clean-up Call:	The transaction has a 10% optional clean-up call.
Rating Agencies:	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.
Minimum Denomination:	$50,000 with regard to each of the Offered Certificates.
Legal Investment:	It is anticipated that the Class A, Class M-1, Class M-2, Class M-3 and the Residual Certificates will be SMMEA eligible.
ERISA Eligibility:

It is expected that the Offered Certificate may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met . Prospective purchasers should consult their own counsel.

Tax Treatment:	The Offered Certificates represent REMIC regular interests for tax purposes.
Prospectus:

The Offered Certificates will be offered pursuant to a free writing prospectus and a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Structure of the Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition “Principal Distributions on the Principal Certificates”. Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates and the Non-Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates and the Non-Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered and Non-Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on these certificates for that Distribution Date. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Definitions

Credit Enhancement. The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 2.60% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 5.20% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Mortgage Insurance. As of the Statistical Calculation Date, all Mortgage Loans with original LTVs greater than 80% are covered by borrower or lender paid mortgage insurance.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Step-Down Date. The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:
(A)	the Distribution Date occurring in July 2009; and
(B)	the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 36.70%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Class	Initial Subordination Percentage	Step-Down Date Percentage
A	18.35%	36.70%
M-1	15.30%	30.60%
M-2	12.65%	25.30%
M-3	11.00%	22.00%
M-4	9.55%	19.10%
M-5	8.20%	16.40%
M-6	6.90%	13.80%
B-1	5.70%	11.40%
B-2	4.70%	9.40%
B-3	3.95%	7.90%
B-4	2.60%	5.20%

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period’s Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the calendar month prior to such Distribution Date divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Cumulative Realized Loss Percentage:
July 2008 – June 2009	0.600% for the first month, plus an additional 1/12th of 0.750% for each month thereafter (e.g., approximately 0.663% in August2008)
July 2009 – June 2010	1.350% for the first month, plus an additional 1/12th of 0.750% for each month thereafter (e.g., approximately 1.413% in August 2009)
July 2010 – June 2011	2.100% for the first month, plus an additional 1/12th of 0.600% for each month thereafter (e.g., approximately 2.150% in August 2010)
July 2011 – June 2012	2.700% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 2.725% in August 2011)
July 2012 and thereafter	3.000%

Sequential Trigger Event. A Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds 1.350%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

Step-Up Coupons. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3-A Pass-Through Rate. The Class A-3-A Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Class A-3-B Pass-Through Rate. The Class A-3-B Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate. The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-4 Pass-Through Rate. The Class B-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, and (B) the swap payments receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates’ applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates’ applicable pass-through rate (without regard to the WAC Cap). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the swap provider.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Principal Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i)	to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the swap provider, if any;
(ii)

from the Interest Remittance Amount, pro rata (based on the accrued and unpaid interest distributable to each class of the Class A Certificates), to each class of the Class A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class A Certificates from prior Distribution Dates;

(iii)	from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and
(iv)	from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Principal Certificates. On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i)

to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the swap provider, if any, if not already paid according to (i) of “Interest Distributions on the Principal Certificates”

(ii)	concurrently, to the Class R and Class R-X Certificates, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(iii)	concurrently, to the Class A Certificates, the Principal Distribution Amount, in the following order of priority:

(A)	sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective certificate principal balances have been reduced to zero; and

(B)

concurrently, to the Class A-3-A and Class A-3-B Certificates, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B Certificates will be allocated sequentially, to the Class A-3-A and Class A-3-B Certificates, in that order, until their respective class certificate principal balances have been reduced to zero.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

(iv)	the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (i) and (ii) will be distributed in the following order of priority:

(A)

from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

(B)	from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i)

to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the swap provider, if any, if not already paid according to (i) of “Interest Distributions on the Principal Certificates”

(ii)

to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially, determined in accordance with the Class A Principal Allocation Percentage for these classes, allocated in the following order of priority:

(A)	sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates until their certificate principal balance has been reduced to zero; and

(B)	concurrently, to the Class A-3-A and Class A-3-B Certificates, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero;

(iii)

the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (A) and (B) will be distributed sequentially in the following order of priority:

(A)

sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

(B)

sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and the certificate principal balance of the Class C Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata among the Class A-1, Class A-2, Class A-3-A and Class A-3-B Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B Certificates will be allocated sequentially to the Class A-3-A and Class A-3-B Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i)

if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the “Interest Distributions on the Principal Certificates” section, above, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

(ii)	sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount;

(iii)	sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount;

(iv)

concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Certificates, any Class A-3-A Basis Risk Carry Forward Amount to the Class A-3-A Certificates, any Class A-3-B Basis Risk Carry Forward Amount to the Class A-3-B Certificates, pro rata based on their respective certificate principal balances, provided that, if for any distribution date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(v)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, any Basis Risk Carry Forward Amounts for such classes; and

(vi)	to the holders of the Class C certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i)

to the swap provider, any swap payments and certain swap termination payments (other than termination payments where the swap provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii)

to the certificateholders, to pay interest according to sections (ii), (iii) and (iv) of the “Interest Distributions on the Principal Certificates” section, to the extent unpaid from other available funds;

(iii)

to the certificateholders, to pay principal according to the section “Principal Distributions on the Principal Certificates”, but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

(iv)

to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section “Allocation of Net Monthly Excess Cashflow”, to the extent unpaid from other available funds;

(v)	to the swap provider, any termination payments where the swap provider is the defaulting party or the sole affected party owed for such Distribution Date; and

(vi)	to the holders of the Class C certificates, any remaining amounts.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow, (ii) in reduction of the overcollateralization amount, and (iii) sequentially, to the Clas B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Once realized losses are allocated sequentially to the Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates.

Class A Principal Allocation Percentage. For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee Rate.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Principal Distribution Amount on the Principal Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Remittance Amount. On any Distribution Date, the sum of:

(i)

all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date;

(ii)	the principal portion of all partial and full prepayments received during the related prepayment period;

(iii)	the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv)

the principal portion of the repurchase price for any repurchased Mortgage Loans, that were repurchased during the prior calendar month (or from the Closing Date in the case of the first Distribution Date);

(v)	the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

(vi)	the principal portion of the termination price if the Optional Clean-up Call is exercised.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 63.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 69.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 74.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 78.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 80.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 83.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 86.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 88.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 90.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Class B-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (K) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (K) the certificate principal balance of the Class B-3 Certificates (after taking into account any payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (L) the certificate principal balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Remaining Prepayment Penalty Term by Product Type(1)(2)

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	Total
2 Year ARM	$16,173,306	$2,395,700	$16,695,106	$4,056,969	$39,321,081
3 Year ARM	$11,126,175	$2,534,166	$2,379,445	$14,163,440	$30,203,226
5 Year ARM	$146,372,771	$39,046,215	$30,477,726	$121,418,010	$337,314,722
TOTAL(3)	$173,672,253	$43,976,080	$49,552,277	$139,638,419	$406,839,028

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	Total
2 Year ARM	3.98%	0.59%	4.10%	1.00%	9.67%
3 Year ARM	2.73%	0.62%	0.58%	3.48%	7.42%
5 Year ARM	35.98%	9.60%	7.49%	29.84%	82.91%
TOTAL(3)	42.69%	10.81%	12.18%	34.32%	100.00%

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2)	None of the Mortgage Loans has a prepayment penalty term in excess of 36 months.
(3)	Columns may not add up due to rounding.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $384,170,476.10 Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 5.4200% (on an actual/360 basis) on the swap notional amount to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the swap provider.

Swap Schedule

Period	Distribution Date	Swap Notional Amount ($)	Period	Distribution Date	Swap Notional Amount ($)
1	7/25/2006	384,170,476.10	36	6/25/2009	63,739,065.70
2	8/25/2006	374,450,932.10	37	7/25/2009	63,484,761.73
3	9/25/2006	355,691,957.50	38	8/25/2009	60,389,508.32
4	10/25/2006	337,846,774.66	39	9/25/2009	57,445,105.53
5	11/25/2006	320,870,883.35	40	10/25/2009	54,644,204.06
6	12/25/2006	304,721,949.93	41	11/25/2009	51,979,822.24
7	1/25/2007	289,359,701.81	42	12/25/2009	49,445,298.68
8	2/25/2007	274,745,827.19	43	1/25/2010	47,034,306.54
9	3/25/2007	260,843,879.60	44	2/25/2010	44,740,827.14
10	4/25/2007	247,619,187.06	45	3/25/2010	42,559,134.95
11	5/25/2007	235,038,765.78	46	4/25/2010	40,483,784.45
12	6/25/2007	223,071,237.91	47	5/25/2010	38,509,593.04
13	7/25/2007	211,686,753.40	48	6/25/2010	36,617,515.08
14	8/25/2007	200,856,915.62	49	7/25/2010	34,733,122.53
15	9/25/2007	190,554,710.62	50	8/25/2010	32,940,585.67
16	10/25/2007	180,754,439.79	51	9/25/2010	31,235,428.62
17	11/25/2007	171,431,655.87	52	10/25/2010	29,613,393.56
18	12/25/2007	162,563,102.00	53	11/25/2010	28,070,430.05
19	1/25/2008	154,126,653.79	54	12/25/2010	26,602,684.98
20	2/25/2008	146,101,264.17	55	1/25/2011	25,206,492.92
21	3/25/2008	138,466,910.95	56	2/25/2011	23,878,367.00
22	4/25/2008	131,204,546.96	57	3/25/2011	22,614,961.70
23	5/25/2008	124,296,016.66	58	4/25/2011	21,413,080.01
24	6/25/2008	117,724,121.85	59	5/25/2011	20,269,858.62
25	7/25/2008	111,472,464.39	60	6/25/2011	19,183,489.53
26	8/25/2008	105,525,444.75	61	8725/2011 and thereafter	0.00
27	9/25/2008	99,868,223.03
28	10/25/2008	94,486,682.04
29	11/25/2008	89,367,392.11
30	12/25/2008	84,497,577.58
31	1/25/2009	79,865,084.98
32	2/25/2009	75,458,352.76
33	3/25/2009	71,266,382.41
34	4/25/2009	67,278,811.16
35	5/25/2009	63,739,065.70

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

The Mortgage Loans – All Collateral (1)

Scheduled Principal Balance:	$406,839,028
Number of Mortgage Loans:	1,659
Average Scheduled Principal Balance:	$245,231
Interest Only Loans:	78.59%
Weighted Average Gross Coupon:	7.26%
Weighted Average Net Coupon(2):	6.88%
Non-Zero Weighted Average FICO Score:	658
Weighted Average Original LTV Ratio:	79.84%
Weighted Average Combined Original LTV Ratio:	97.99%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	53
Weighted Average Gross Margin:	4.23%
Weighted Average Initial Rate Cap:	4.62%
Weighted Average Periodic Rate Cap:	1.77%
Weighted Average Gross Maximum Lifetime Rate:	12.58%
Weighted Average Percentage of Silent Seconds:	92.32%
Non-Zero Weighted Average DTI Percentage:	41.99%
Percentage of Loans with MI:	0.68%

(1)	All percentages calculated herein are percentages of scheduled principal balances as of the Statistical Calculation Date.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
$50,000 & Below	10	$397,698	0.10%	8.847%	645	$39,770	79.53%	85.74%	30.56%	30.56%
$50,001 - $75,000	40	2,541,909	0.62	7.652	641	63,548	79.05	96.24	27.49	90.46
$75,001 - $100,000	70	6,274,901	1.54	7.704	653	89,641	80.38	97.96	22.73	94.77
$100,001 - $125,000	124	13,948,331	3.43	7.570	654	112,487	80.10	98.24	22.74	94.26
$125,001 - $150,000	140	19,069,947	4.69	7.488	651	136,214	79.79	98.44	22.12	96.36
$150,001 - $200,000	264	46,182,799	11.35	7.431	652	174,935	79.96	98.57	19.34	95.58
$200,001 - $250,000	258	57,935,718	14.24	7.332	651	224,557	80.00	98.60	16.34	97.28
$250,001 - $300,000	252	69,458,081	17.07	7.264	656	275,627	79.89	98.22	10.68	98.38
$300,001 - $350,000	193	62,416,309	15.34	7.204	660	323,401	79.70	97.97	8.70	96.88
$350,001 - $400,000	157	58,863,667	14.47	7.095	663	374,928	79.73	97.52	11.61	94.96
$400,001 - $450,000	72	30,729,824	7.55	6.975	665	426,803	79.83	97.86	5.59	98.66
$450,001 - $500,000	65	30,963,797	7.61	7.170	662	476,366	79.71	97.54	4.50	100.00
$500,001 - $550,000	6	3,153,648	0.78	7.142	655	525,608	79.19	92.09	0.00	100.00
$550,001 - $600,000	3	1,760,800	0.43	6.585	689	586,933	80.00	100.00	66.74	100.00
$600,001 - $650,000	5	3,141,600	0.77	7.372	695	628,320	79.26	92.01	20.68	60.98
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Distribution by Current Rate

Current Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.50% & Below	2	$664,900	0.16%	4.078%	744	$332,450	80.00%	100.00%	0.00%	100.00%
4.51 - 5.00%	3	923,148	0.23	4.948	700	307,716	78.33	91.64	20.76	66.69
5.01 - 5.50%	9	2,656,519	0.65	5.337	679	295,169	80.05	94.72	7.83	88.03
5.51 - 6.00%	46	12,772,060	3.14	5.910	673	277,653	79.95	98.34	23.47	100.00
6.01 - 6.50%	133	39,061,617	9.60	6.355	682	293,696	79.39	96.70	20.09	98.99
6.51 - 7.00%	339	94,565,487	23.24	6.837	664	278,954	79.79	98.01	15.43	98.14
7.01 - 7.50%	493	117,938,187	28.99	7.331	655	239,226	79.91	98.54	11.58	97.97
7.51 - 8.00%	450	102,677,564	25.24	7.787	648	228,172	79.90	98.52	10.77	95.86
8.01 - 8.50%	143	29,615,898	7.28	8.262	643	207,104	80.03	97.40	5.45	92.42
8.51 - 9.00%	36	5,576,382	1.37	8.756	642	154,899	79.98	91.23	8.71	70.75
9.01 - 9.50%	4	158,705	0.04	9.286	669	39,676	79.61	86.01	0.00	32.26
9.51 - 10.00%	1	228,560	0.06	9.750	620	228,560	80.00	80.00	0.00	0.00
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by FICO

Fico	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
801 - 820	1	$397,600	0.10%	7.625%	811	$397,600	80.00%	100.00%	0.00%	100.00%
781 - 800	3	1,160,000	0.29	6.876	783	386,667	80.00	100.00	33.79	100.00
761 - 780	9	2,429,978	0.60	6.637	769	269,998	79.97	92.61	4.36	73.42
741 - 760	15	4,330,380	1.06	6.795	753	288,692	78.99	93.85	20.78	98.14
721 - 740	41	12,305,389	3.02	6.719	729	300,131	79.83	98.21	7.27	93.49
701 - 720	88	23,625,086	5.81	6.765	710	268,467	79.26	96.69	10.29	88.72
681 - 700	158	41,987,227	10.32	7.000	690	265,742	79.92	97.88	5.96	95.52
661 - 680	195	49,250,401	12.11	7.092	670	252,566	79.88	97.38	7.45	96.46
641 - 660	516	129,026,468	31.71	7.309	650	250,051	79.80	98.25	14.00	97.99
621 - 640	592	133,703,701	32.86	7.494	631	225,851	79.92	98.57	16.80	98.72
620 & Below	41	8,622,798	2.12	7.632	620	210,312	80.40	95.61	14.21	82.55
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Original LTV

Original LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
50.01 - 60.00%	2	$462,000	0.11%	6.523%	666	$231,000	58.96%	61.04%	15.58%	100.00%
60.01 - 70.00%	10	2,813,714	0.69	6.677	673	281,371	67.79	67.76	0.00	40.45
70.01 - 80.00%	1,629	399,791,332	98.27	7.266	658	245,421	79.88	98.30	12.75	97.07
80.01 - 85.00%	8	1,942,011	0.48	7.306	653	242,751	81.54	91.96	49.69	91.98
85.01 - 90.00%	3	272,950	0.07	7.330	647	90,983	89.00	88.95	0.00	75.29
90.01 - 95.00%	7	1,557,022	0.38	6.597	657	222,432	94.32	94.29	40.27	100.00
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Distribution by Document Type

Document Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Full Documentation	254	$52,656,422	12.94%	7.071%	651	$207,309	80.15%	99.16%	100.00%	98.12%
Limited Documentation	8	2,205,470	0.54	7.191	638	275,684	79.52	98.93	0.00	100.00
No Documentation	15	4,103,230	1.01	7.297	672	273,549	74.20	74.19	0.00	94.59
No Ratio	11	3,575,865	0.88	7.066	685	325,079	78.68	78.67	0.00	35.24
Nina	9	2,498,933	0.61	7.518	652	277,659	78.97	78.97	0.00	100.00
Stated Documentation	1,362	341,799,109	84.01	7.288	658	250,954	79.88	98.43	0.00	97.04
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Loan Purpose

Loan Purpose	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Purchase	1,247	$304,748,777	74.91%	7.289%	657	$244,386	80.00%	99.41%	11.97%	98.23%
Refi - Cashout	388	95,945,025	23.58	7.168	661	247,281	79.22	93.91	15.85	92.04
Refi - Rate/term	24	6,145,226	1.51	7.167	652	256,051	81.36	91.37	15.85	90.46
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Occupancy Status

Occupancy Status	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Investor	56	$11,615,385	2.86%	7.712%	678	$207,418	77.53%	78.67%	8.51%	0.00%
Owner Occupied	1,592	393,207,171	96.65	7.244	657	246,989	79.90	98.64	13.14	100.00
Second Home	11	2,016,473	0.50	7.587	664	183,316	80.16	83.11	0.00	0.00
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Property Type

Property Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2-4 Family	146	$49,313,028	12.12%	7.143%	677	$337,760	78.99%	95.30%	4.66%	92.90%
Condo	375	82,691,478	20.33	7.219	666	220,511	79.87	97.58	12.64	94.61
Pud	247	63,697,740	15.66	7.376	647	257,886	79.98	99.19	16.24	97.77
Single Family Residence	857	203,465,556	50.01	7.270	653	237,416	79.96	98.44	13.96	97.96
Townhouse	34	7,671,227	1.89	7.163	663	225,624	80.53	97.81	15.23	98.54
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Distribution by State

State	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
CA	333	$108,429,122	26.65%	7.020%	664	$325,613	79.72%	97.74%	9.22%	96.86%
FL	234	48,234,321	11.86	7.518	651	206,130	80.02	98.19	21.50	96.30
NY	136	45,926,958	11.29	7.012	668	337,698	79.51	97.29	10.82	97.71
IL	203	41,124,803	10.11	7.601	657	202,585	79.96	98.71	10.42	98.69
VA	123	35,016,140	8.61	7.384	651	284,684	79.86	99.33	4.75	97.58
NJ	101	28,331,836	6.96	7.144	665	280,513	79.64	96.96	10.26	97.69
MD	72	17,628,204	4.33	7.197	649	244,836	80.17	98.24	11.87	99.36
GA	51	9,138,146	2.25	7.337	647	179,179	79.87	98.98	25.33	95.26
CO	39	7,704,550	1.89	7.205	645	197,553	80.29	99.36	23.70	100.00
NV	29	7,559,989	1.86	7.469	654	260,689	79.49	98.02	0.00	92.99
Other	338	57,744,959	14.19	7.409	651	170,843	80.04	97.63	21.17	92.60
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Zip Code

Zip Code	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
20109	11	$3,178,947	0.78%	7.549%	645	$288,995	80.00%	99.99%	0.00%	100.00%
22193	9	2,862,392	0.70	7.198	658	318,044	80.00	100.00	12.55	100.00
11419	6	2,355,638	0.58	6.994	656	392,606	80.00	93.23	0.00	100.00
20111	7	2,195,919	0.54	7.575	647	313,703	80.00	100.00	0.00	100.00
11717	7	2,188,939	0.54	6.856	652	312,706	80.00	99.99	29.93	100.00
20110	8	2,149,600	0.53	7.351	647	268,700	80.00	100.00	0.00	100.00
60618	7	2,066,695	0.51	7.547	674	295,242	80.00	95.92	0.00	100.00
7202	5	1,797,545	0.44	7.115	676	359,509	79.29	95.41	0.00	100.00
91342	5	1,742,000	0.43	7.274	647	348,400	79.91	93.82	0.00	100.00
90003	5	1,644,833	0.40	6.766	679	328,967	74.42	85.71	17.31	56.61
Other	1,589	384,656,520	94.55	7.259	658	242,075	79.86	98.05	13.35	96.64
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
301 - 360	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Distribution by Amortization Type

Amortization Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 YEAR ARM	133	$39,321,081	9.67%	6.974%	685	$295,647	79.96%	99.38%	10.57%	98.76%
3 YEAR ARM	127	30,203,226	7.42	7.085	656	237,821	80.07	98.44	16.73	97.46
5 YEAR ARM	1,399	337,314,722	82.91	7.307	655	241,111	79.80	97.79	12.88	96.33
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Prepayment Term Months

Prepayment Term Months	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	705	$173,672,253	42.69%	7.375%	659	$246,344	79.76%	97.16%	11.32%	94.14%
12	166	43,976,080	10.81	7.246	658	264,916	79.90	99.39	14.31	99.05
24	197	49,552,277	12.18	7.127	666	251,534	80.05	98.84	17.17	99.02
36	591	139,638,419	34.32	7.164	653	236,275	79.84	98.28	13.03	98.17
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Months to Rate Reset

Months To Rate Reset	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
11 - 20	2	$571,917	0.14%	5.446%	691	$285,958	80.00%	99.54%	0.00%	100.00%
21 - 30	131	38,749,164	9.52	6.997	685	295,795	79.96	99.38	10.73	98.74
31 - 40	127	30,203,226	7.42	7.085	656	237,821	80.07	98.44	16.73	97.46
51 - 60	1,399	337,314,722	82.91	7.307	655	241,111	79.80	97.79	12.88	96.33
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Maximum Lifetime Rate

Maximum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
9.50 - 9.99%	1	$305,700	0.08%	3.875%	711	$305,700	80.00%	99.99%	0.00%	100.00%
10.00 - 10.49%	2	666,700	0.16	4.596	712	333,350	77.69	88.47	0.00	53.88
10.50 - 10.99%	13	3,092,222	0.76	5.764	668	237,863	80.10	97.35	37.25	100.00
11.00 - 11.49%	68	19,843,830	4.88	6.152	680	291,821	79.20	94.35	19.92	96.40
11.50 - 11.99%	206	58,443,394	14.37	6.668	667	283,706	79.76	97.41	17.11	97.81
12.00 - 12.49%	345	90,029,782	22.13	7.054	661	260,956	79.85	98.55	12.29	99.44
12.50 - 12.99%	520	123,120,607	30.26	7.424	652	236,770	79.89	98.40	14.49	96.72
13.00 - 13.49%	246	56,717,173	13.94	7.675	652	230,558	79.90	98.62	5.63	95.95
13.50 - 13.99%	175	39,389,524	9.68	7.825	652	225,083	79.92	98.07	10.68	93.10
14.00 - 14.49%	63	12,403,496	3.05	8.193	650	196,881	80.06	96.81	7.64	91.09
14.50% & Above	20	2,826,600	0.69	8.826	643	141,330	80.06	94.40	10.45	76.53
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Distribution by Minimum Lifetime Rate

Minimum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 - 2.49%	3	$729,426	0.18%	7.232%	672	$243,142	75.20%	85.59%	14.51%	85.49%
2.50 - 2.99%	160	41,147,424	10.11	7.196	668	257,171	79.05	82.29	5.94	67.75
3.00 - 3.49%	113	31,984,599	7.86	6.659	723	283,050	79.83	99.85	6.87	100.00
3.50 - 3.99%	282	73,384,808	18.04	7.047	678	260,230	79.93	99.83	8.11	100.00
4.00 - 4.49%	496	121,864,646	29.95	7.303	650	245,695	79.97	99.90	14.86	99.98
4.50 - 4.99%	6	1,306,429	0.32	7.553	677	217,738	80.00	100.00	0.00	100.00
5.00 - 5.49%	554	125,684,933	30.89	7.489	633	226,868	79.94	99.81	18.40	100.00
5.50 - 5.99%	23	6,144,380	1.51	7.484	666	267,147	79.84	97.55	6.00	100.00
6.00 - 6.49%	8	1,511,558	0.37	7.461	654	188,945	80.00	98.22	0.00	100.00
6.50 - 6.99%	4	783,946	0.19	7.692	646	195,987	80.00	94.13	27.59	70.84
7.00% & Above	10	2,296,880	0.56	7.463	658	229,688	79.86	99.74	5.82	100.00
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Margin

Margin	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 - 2.49%	3	$729,426	0.18%	7.232%	672	$243,142	75.20%	85.59%	14.51%	85.49%
2.50 - 2.99%	161	41,174,210	10.12	7.198	668	255,740	79.05	82.28	5.94	67.70
3.00 - 3.49%	120	33,880,599	8.33	6.682	724	282,338	79.84	99.79	7.65	100.00
3.50 - 3.99%	292	75,393,884	18.53	7.050	678	258,198	79.94	99.83	7.90	100.00
4.00 - 4.49%	497	122,134,668	30.02	7.310	649	245,744	79.97	99.90	14.50	100.00
4.50 - 4.99%	1	131,600	0.03	7.250	716	131,600	80.00	100.00	0.00	100.00
5.00 - 5.49%	558	127,347,514	31.30	7.491	633	228,221	79.94	99.81	18.33	100.00
5.50% & Above	27	6,047,128	1.49	7.573	663	223,968	79.83	96.67	8.31	96.22
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by First Adjustment Cap

First Adjustment Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 & Below%	75	$17,720,274	4.36%	7.088%	660	$236,270	80.35%	98.54%	15.20%	96.04%
2.51 - 3.00%	185	51,804,033	12.73	7.000	676	280,022	79.89	99.12	12.58	98.94
4.51 - 5.00%	1,398	337,070,774	82.85	7.307	655	241,109	79.80	97.79	12.89	96.33
5.51 - 6.00%	1	243,948	0.06	7.250	708	243,948	80.00	99.98	0.00	100.00
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Periodic Cap

Periodic Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1.00 - 1.49%	363	$95,180,011	23.40%	7.051%	666	$262,204	79.93%	99.50%	12.19%	98.32%
2.00 - 2.49%	1,296	311,659,018	76.60	7.322	655	240,478	79.81	97.53	13.17	96.14
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INDB 2006-1	Preliminary Structural and Collateral Term Sheet	June 5, 2006

Distribution by Periodic Lifetime Cap

Periodic Lifetime Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.51 - 5.00%	1,140	$275,916,031	67.82%	7.333%	654	$242,032	79.80%	97.62%	12.65%	96.41%
5.51 - 6.00%	519	130,922,997	32.18	7.101	664	252,260	79.92	98.78	13.56	97.15
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Interest Only Loans

Distribution by Interest Only Loans	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
N	448	$87,111,506	21.41%	7.381%	651	$194,445	79.95%	98.35%	15.83%	96.26%
Y	1,211	319,727,523	78.59	7.225	659	264,019	79.81	97.89	12.16	96.76
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

Distribution by Interest Only Term

Distribution by Interest Only Term	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	448	$87,111,506	21.41%	7.381%	651	$194,445	79.95%	98.35%	15.83%	96.26%
24	1	152,000	0.04	6.875	736	152,000	80.00	100.00	100.00	0.00
36	4	1,038,700	0.26	6.987	665	259,675	78.17	83.67	6.26	93.74
60	13	3,801,198	0.93	6.929	674	292,400	77.83	84.05	0.00	65.42
120	1,193	314,735,625	77.36	7.230	659	263,819	79.84	98.11	12.28	97.19
Total:	1,659	$406,839,028	100.00%	7.259%	658	$245,231	79.84%	97.99%	12.94%	96.65%

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